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                                                                 EXHIBIT (A)(12)

PROCESS AND CONTACTS

engage

                                                                 January 6, 2003
                                                            Company Confidential
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What is the Process?

      -     Read Tender Offer document

      - To participate, complete and sign Transmittal/Election Form and return it to Dan Carroll by 5:00 p.m. Eastern Standard Time on FEBRUARY 4, 2003

      - To set up a brokerage account, complete a New Account Form provided by Adams Harkness & Hill and return it to Lesley Casciano

      -     Determine how you want to satisfy the withholding tax obligation

            -     Employees interested in participating in 83(b) election

                  - Complete 83 (b) form and return to IRS within 30 days, with a copy to Chris Ellis

                  -     Remit payment to Chris Ellis
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Who can I talk to if I have questions about the offer?

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
Restricted Stock Plan Design/Transmittal                      Legal - Dan Carroll ext. 5343 OR
Letter/Election to Exchange Form                              Stefan Vounessea ext. 5699

Taxes & Consequences to my Personal Income                    Consult with your personal tax advisor

Triage Questions, AH&H Broker Forms                           HR - Jill Buckley ext. 3095 OR
                                                              Lesley Casciano ext. 3074

Stock Plan Administration, Recordkeeping,                     Finance/Payroll - Chris Ellis ext. 3123 OR
83(b)  Forms                                                  Stephen SanSoucia ext. 7820

To buy or sell stock, Set-up brokerage accounts               Adams Harkness & Hill, Inc.,
                                                              Kathryn Novicki
                                                              617-371-3859
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